UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2021 (June 10, 2021)

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

EXPLANATORY NOTE

On June 10, 2021, Clovis Oncology, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) to report the voting results for all proposals (other than Proposal Two) brought before the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting was adjourned to June 23, 2021 solely with respect to Proposal Two. This Amendment No. 1 amends the Initial 8-K to disclose the voting results with respect to Proposal Two described under Item 5.07 below.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 23, 2021, the Company resumed the Annual Meeting which had been adjourned solely with respect to Proposal Two. At the Annual Meeting, the stockholders of the Company voted on Proposal Two and cast their votes as described below.

Proposal Two

Proposal Two was to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance by the Company from 200,000,000 to 250,000,000. This proposal was not approved.

For	Against	Abstained	Broker Non-Votes
47,903,689	23,689,519	459,451	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

June 23, 2021	By:	/s/ Paul Gross
	Name:	Paul Gross
	Title:	Executive Vice President and General Counsel